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                                 Exhibit 10(X)

                       Management and Operations Agreement
                              As of January 1, 2000

                                      Among

                    State Automobile Mutual Insurance Company
                        State Auto Financial Corporation
               State Auto Property and Casualty Insurance Company
                      State Auto National Insurance Company
                            Milbank Insurance Company
                          State Auto Insurance Company
                        Stateco Financial Services, Inc.
                       Strategic Insurance Software, Inc.
                    518 Property Management and Leasing, LLC


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                       MANAGEMENT AND OPERATIONS AGREEMENT


         This Management Agreement (the "Agreement") is made as of January 1, 2000 among State Automobile Mutual Insurance Company, an Ohio corporation ("Mutual"), State Auto Financial Corporation, an Ohio corporation ("State Auto Financial"), State Auto Property and Casualty Insurance Company, a South Carolina corporation ("State Auto P&C"), State Auto National Insurance Company, an Ohio corporation ("National"), Milbank Insurance Company, a South Dakota corporation ("Milbank"), State Auto Insurance Company, an Ohio corporation ("State Auto IC"), Stateco Financial Services, Inc., an Ohio corporation ("Stateco"), Strategic Insurance Software, Inc., an Ohio corporation ("S.I.S."), and 518 Property Management and Leasing, LLC, an Ohio limited liability company ("518 PML").

                             BACKGROUND INFORMATION

A. Mutual is a property and casualty insurance company. Its wholly owned subsidiary is Midwest Security Insurance Company ("Midwest Security"), a Wisconsin domiciled property and casualty insurance company which is a party to a separate Amended and Restated Management Agreement dated January 1, 2000 with State Auto P&C and Mutual (the "2000 Midwest Management Agreement"). Mutual also owns approximately 70% of the outstanding common shares, without par value, of State Auto Financial.

B. State Auto P&C, Milbank, Stateco, National, and Farmers Casualty Insurance Company ("Farmers Casualty") are wholly owned subsidiaries of State Auto Financial. State Auto Financial also indirectly owns 100% of Mid-Plains Insurance Company ("Mid-Plains"), which is a wholly owned subsidiary of Farmers Casualty. Both Farmers Casualty and Mid-Plains are party to a separate Amended and Restated Management Agreement dated January 1, 2000 with State Auto P&C and Mutual (the "2000 Farmers Casualty Management Agreement"). State Auto Financial also owns all the issued and outstanding shares of State Auto IC, an Ohio corporation. State Auto Financial also indirectly owns 518 PML whose sole members are Stateco and State Auto P&C. State Auto Financial also controls S.I.S. through its ownership of S.I.S.' common shares. State Auto P&C, National, State Auto IC, Milbank, Farmers Casualty, and Mid-Plains are property and casualty insurance companies. Stateco provides investment management services to Mutual, State Auto P&C, National, Milbank, Midwest Security, Farmers Casualty and Mid-Plains and State Auto IC. 518 PML is engaged in the business of managing and leasing real and personal property whose present customers are affiliated companies. S.I.S. is engaged in the business of writing and servicing agency management software products, among other software products. It derives revenue from sales to insurer affiliates, as well as third-party insurers and agents. For purposes of this Agreement, State Auto Financial, State Auto P&C, Milbank, National, State Auto IC, Stateco, S.I.S. and 518 PML are hereinafter collectively referred to as the "State Auto Financial Group." The State Auto Financial Group and Mutual are hereinafter collectively referred to as the "State Auto Companies" and individually as a "State Auto Company."

C. The insurance products offered by Mutual, State Auto P&C, National, Milbank, Midwest Security, Farmers Casualty, Mid-Plains and commencing on and after January 1, 2000, State Auto IC, are marketed together through independent agents and it is the intention of the parties to this Agreement to continue such arrangement. Mutual, State Auto P&C, Milbank, Midwest Security, Farmers Casualty and State Auto IC participate in a pooling arrangement pursuant to which each of State Auto P&C, Milbank, Midwest Security, Farmers Casualty, and State Auto IC cedes all of its insurance business to Mutual and in turn assumes a percentage of the combined

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business of all those companies. Under the current pooling arrangement, effected through the Reinsurance Pooling Agreement Amended and Restated as of January 1, 2000 (the "2000 Pooling Agreement") the pool participants and their respective percentages are: Mutual - 46%, State Auto P&C - 39%, Milbank - 10%, Midwest Security - 1%, Farmers Casualty - 3%, and State Auto IC- 1%.

D. Since April 1, 1994, there has been in place an Amended and Restated Management Agreement dated April 1, 1994 (the "94 Management Agreement") to which State Auto P&C, State Auto Financial, Mutual, Milbank and National are parties. State Auto P&C has provided executive management services to Mutual, Milbank and National under the '94 Management Agreement. It has provided the same services to Midwest Security since January 1, 1997 through a Management Agreement with Midwest Security and to Farmers Casualty and Mid-Plains since January 1, 1999 through a Management Agreement with Farmers Casualty and Mid-Plains. These services have been provided by individuals who are employees of State Auto P&C. Under these same Agreements, Mutual acted as common paymaster and provided all other employees and certain facilities these companies required to operate their businesses.

E. Each of S.I.S., Stateco, and 518 PML (along with State Auto Financial, collectively the "Service Companies" and individually a "Service Company") was not a party to the `94 Management Agreement and each paid for the expenses attributable to its operations through payment of direct expenses and reasonable allocations for expenses that were other than direct expenses.

F. As of January 1, 2000, all the individuals providing services to any of the State Auto Companies who heretofore were not employees of State Auto P&C have become employees of State Auto P&C.

G. State Auto P&C and Mutual have entered into the 2000 Midwest Management Agreement and the 2000 Farmers Casualty Management Agreement as of January 1, 2000 which effect for Midwest Security, Farmers Casualty and Mid-Plains the operational changes described below.

H. Mutual, State Auto Financial, National, Milbank, State Auto IC, and the Service Companies will require substantially all of the services of the employees of State Auto P&C including without limitation, executive, managerial, supervisory, administrative, technical, professional, and clerical services necessary or appropriate in the operation of their respective businesses (collectively referred to hereafter as "Management and Operations Services") and each of Mutual, State Auto Financial, National, Milbank, State Auto IC and the Service Companies will rely on Mutual to provide certain facilities needed to conduct their respective businesses.

I. With this Agreement, the parties hereto desire to terminate the '94 Management Agreement, replace it with this Agreement, and formalize the operating relationship with those State Auto Companies that were not previously a party to any of the foregoing management agreements.

                             STATEMENT OF AGREEMENT

     The parties hereby acknowledge the accuracy of the above Background Information and in consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, hereby agree as follows:


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1. TERMINATION: Upon this Agreement becoming effective, the '94 Management
Agreement, is terminated and the relationship among the parties hereto shall be governed by this Agreement.

2. ENGAGEMENT AND TERM: On the terms and subject to the conditions described in this Agreement, Mutual, State Auto Financial, Milbank, National, State Auto IC, S.I.S., Stateco, and 518 PML (collectively, the "Managed Companies", individually, a "Managed Company") hereby engage State Auto P&C, and State Auto P&C hereby accepts such engagement, to provide Management and Operations Services to the Managed Companies as any of such Managed Companies require to operate its business.

         Any of State Auto P&C's employees may also serve as directors or officers of any of the State Auto Companies, notwithstanding that such persons may also be officers or directors of State Auto P&C. State Auto P&C shall also be entitled to continue using its employees to conduct all of its business operations, notwithstanding that such persons will be performing services for other State Auto Companies as well.

         To the extent reasonably possible, the parties shall jointly utilize State Auto P&C's employees in a cooperative manner and consistent with the business interests and needs of the State Auto Companies. State Auto P&C shall direct its employees performing such services for each of the Managed Companies to use their best efforts to promote the general interests and economic welfare of each of the Managed Companies to the same extent as such employees provide to State Auto P&C.

         The term of State Auto P&C's engagement under this Agreement shall begin on the date of this Agreement and shall end, unless sooner terminated in accordance with the provisions of Section 10 below, on the tenth anniversary of this Agreement. This Agreement shall be automatically renewed for successive ten-year periods upon the same terms and conditions contained in this Agreement, unless and until terminated as described in Section 10 below.

3. AUTHORITY AND DUTIES OF STATE AUTO P&C: In providing Management and Operations Services, State Auto P&C, acting through its employees, shall be responsible for performing all organizational, operational, and management functions of each of the Managed Companies. State Auto P&C shall use its reasonable efforts to operate each Managed Company's business efficiently and in accordance with the reasonable guidelines and policies which may be established from time to time by the board of directors of each of the Managed Companies. State Auto P&C shall have all authority necessary to carry out its duties under this Agreement and shall act as an agent of each of the Managed Companies. Without limiting the generality of the foregoing, State Auto P&C's duties under this Agreement shall include the following:

         (a) MANAGEMENT AND ADMINISTRATION OF INSURANCE OPERATIONS - State Auto P&C shall operate, administer, and manage the day-to-day insurance business operations of each of the Managed Companies engaged in the insurance business, in accordance with the underwriting, claims and any other reasonable guidelines of such companies which may be in effect or established from time to time by the board of directors of such companies. The management and administration of each such insurers' business operations by State Auto P&C shall include, without limitation, appointment and termination of agencies, underwriting of insurance risks, investigation and settlement of claims and arrangement of reinsurance. State Auto P&C shall use the same degree of care in acting on behalf of such insurers as the degree of care it uses in connection the conduct of its insurance business operations.

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         (b) MANAGEMENT AND ADMINISTRATION OF NON-INSURANCE OPERATIONS OF THE
SERVICE COMPANIES - State Auto P&C through its employees, will perform Management and Operations Services for each of the other Managed Companies which are Service Companies in accordance with the policies and guidelines which each of such companies' board of directors may establish from time to time. State Auto P&C will use the same degree of care in acting on behalf of these companies as it uses in connection with the conduct of its own business operations.

         (c) EMPLOYEES - State Auto P&C shall provide each Managed Company with all executive, managerial, supervisory, administrative, technical, clerical, professional, and other personnel as may be necessary or desirable for the operation and administration of each Managed Company's business. State Auto P&C shall direct its employees, in performing such services for each Managed Company, to use their best efforts to promote the general interests and economic welfare of each Managed Company, in the same manner as such employees utilize when providing service to State Auto P&C.

         (d) EMPLOYEES AND PAYROLL - The employees provided by State Auto P&C to each Managed Company under this Agreement shall be employed as employees of State Auto P&C and not of any of the Managed Companies. Notwithstanding the foregoing, Mutual shall continue to act as the common agent or common paymaster of all such employees providing services to any State Auto Company. As common paymaster, Mutual shall be responsible for filing information and tax returns and issuing tax and other payroll forms and reports with respect to wages paid to the employees employed by State Auto P&C and provided to each Managed Company.

4. PROVISION OF FACILITIES AND EXPENSE PAYMENTS - During the term of this Agreement, Mutual shall provide State Auto P&C and each of the other Managed Companies with such data processing equipment, office supplies and equipment, furniture and fixtures, automobiles and such other items of tangible personal property as each of such Managed Companies may require or desire for the operation of its business. Utilizing the employees of State Auto P&C, Mutual shall act as agent for each of the Managed Companies and to the extent necessary for the purposes of its business, in collecting and disbursing funds due to any Managed Company, and in paying expenses and other operating costs of the facilities used by such parties except for those expenses paid directly by any such Managed Company from its own accounts.

5. BOARD OF DIRECTORS' CONTROL - Except as otherwise provided in this Agreement, the officers of State Auto P&C and of each of the Managed Companies shall be subject to the authority of their respective boards of directors. Each Managed Company and State Auto P&C may appoint or elect as its officers those persons who hold offices in any other State Auto Company, subject at all times to the power of each company's respective board of directors to appoint, elect, or remove its officers in accordance with its respective articles or certificate of incorporation, code of regulations or by-laws, and other governing documents, statutes, or rules of law applicable to each respective company.

6. ALLOCATION OF COSTS AND EXPENSES - Except to the extent otherwise allocated under any other provisions of this Agreement, all out-of-pocket expenses incurred for goods or services from third-party vendors or other unrelated parties which are identifiable to a particular State Auto Company, including without limitation, director's fees, legal fees, audit fees, stock transfer expenses, travel expenses, stationery, supplies and items of a similar nature, shall be charged to the State Auto Company for whose benefit such costs or expenses were incurred. All costs


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and expenses incurred by State Auto P&C for the employees, equipment, facilities and other items shared by the parties pursuant to this Agreement shall be allocated among the parties to this Agreement as follows:

         (a) INSURANCE LOSSES, LOSS ADJUSTMENT EXPENSES AND UNDERWRITING EXPENSES OF MUTUAL, STATE AUTO P&C, MILBANK, AND STATE AUTO IC - All insurance losses, loss adjustment expenses and underwriting expenses of Mutual, State Auto P&C, Milbank, State Auto IC (hereafter the "Pooled Companies"), as computed under the statutory accounting principles used by State Auto P&C from time to time, including, but not limited to, all related claim adjustment services, commissions and brokerage expenses, salaries and employee relations and welfare expenses and all other loss adjustment and other underwriting expenses to be reflected in the annual statement to be filed with state insurance authorities, shall be shared by each of the Pooled Companies in accordance with the provisions of the pooling arrangement as in effect through the 2000 Pooling Agreement. It is understood and acknowledged that the percentages by which such losses and expenses are shared under the 2000 Pooling Agreement and other provisions of the 2000 Pooling Agreement may be changed from time to time under procedures outlined in the 2000 Pooling Agreement.

         (b) EXPENSES OF STATE AUTO FINANCIAL, STATECO, S.I.S., AND 518 PML, - The salary expenses attributable to State Auto P&C employees performing services for the Service Companies shall be reimbursed to State Auto P&C by each of these companies based on an allocation of the time these individuals spend on behalf of each of the Service Companies. In addition, each of the Service Companies shall reimburse State Auto P&C for the expense of services provided to it by State Auto P&C including, without limitation, payroll taxes, benefits, overhead, and rent based on a percentage of the aforesaid salary expenses to be determined annually by State Auto P&C in an amount that reasonably reflects the actual costs of the aforesaid items.

         (c) INSURANCE LOSSES, LOSS ADJUSTMENT EXPENSES AND UNDERWRITING EXPENSES OF NATIONAL - All insurance losses, loss adjustment expenses and underwriting expenses of National, as computed under the statutory accounting principles used by National from time to time shall be paid by National. Underwriting expenses include, without limitation, expenses for State Auto P&C employees providing services on behalf of National for only part of their time, which expenses shall be allocated to National in proportion to the amount of time those employees spend on National's behalf in accordance with statutory accounting principles used by National from time to time.

         (d) PENSION AND BENEFIT EXPENSES - Each of the members of State Auto Financial Group and Mutual, is designated as a participating company under the State Auto Insurance Companies Employees' Retirement Plan, and any other applicable benefit plans provided by any State Auto Company for the employees of State Auto P&C (the "Plans"). Each of the Pooled Companies share of pension and benefit expenses under the Plans for employees of State Auto P&C providing services to each of such insurers shall be allocated and paid pursuant to the 2000 Pooling Agreement and their percentage shares of all obligations of the Plans' sponsors under the Plans shall equal their percentage shares under the 2000 Pooling Agreement, as changed from time to time. State Auto Financial's, National's, S.I.S.'s, 518 PML's and Stateco's share of pension and benefit expenses under the Plans for employees of State Auto P&C shall be allocated to the respective company based on the percentage of payroll expenses attributable to each such company.

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         (f) REAL ESTATE EXPENSES - State Auto P&C, State Auto Financial,
National, Stateco, and 518 PML, currently are provided office space by Mutual in the office located at 518 East Broad Street, Columbus, OH. The amount of rent Mutual charges State Auto Financial, National, Stateco, and 518 PML shall be based upon the percentage that the total salaries (including a benefits factor) paid to individuals performing services for any of such entities bears to the aggregate of all salaries for State Auto P&C times the total rent expenses for the State Auto Companies for the location at 518 East Broad Street, Columbus, OH in accordance with statutory accounting principles. The rent expense incurred by each of the Pooled Companies for other office locations owned by Mutual (Cincinnati, OH and Cleveland, OH) is an underwriting expense subject to the 2000 Pooling Agreement.

         Notwithstanding the foregoing allocations to the contrary, if a State Auto Company which is not currently participating the 2000 Pooling Agreement, hereafter begins participating in such 2000 Pooling Agreement as amended from time to time, then expenses subject to the 2000 Pooling Agreement shall be allocated among that company and the other pooling arrangement participants in the same manner as expenses are allocated between the Pooled Companies as set forth above.

7.       SERVICES FEE - The Services Fee shall be determined as follows:

         (a) For the services provided by State Auto P&C hereunder, each Managed Company that is an insurance company shall pay to State Auto P&C an annual service fee equal to four percent (4%) times the most recent three-year average of statutory surplus (or the average of such lesser period that such Managed Company has filed an annual statutory statement as a subsidiary of Mutual or State Auto Financial) (statutorily admitted assets less liabilities), less the carrying value of its subsidiaries as reflected on its annual statutory financial statement for consolidated subsidiaries which are also Managed Companies. Such fee shall be payable in not less often than quarterly installments during the term of this Agreement.

         (b) For the services provided by State Auto P&C, each Managed Company that is a Service Company shall pay to State Auto P&C an annual service fee equal to four per cent (4 %) of the three year average (or such shorter period of such company's existence) of shareholders equity of such company or its equivalent less the carrying value of any subsidiary reflected on the books of such Service Company, which subsidiary is also a Managed Company.

         (c) Upon request of either Mutual or State Auto Financial, on behalf of the State Auto Financial Group, not more often than annually, the amount of the management fee shall be reviewed to determine whether an adjustment in the management fee is necessary. Any change to the management fee, other than changes automatically occurring pursuant to the terms of this Agreement, must be presented to the Coordinating Committee (defined in 9(b) below), which must review and evaluate the proposed change and make a recommendation to the boards of directors of Mutual and State Auto Financial. Any such change presented to the Coordinating Committee must be approved by the boards of directors of Mutual, which shall make a determination for Mutual, and State Auto Financial, which shall make a determination for all members of the State Auto Financial Group.

         (d) If any Managed Company that is an insurance company (a "Managed Insurer") does not meet the performance standard (as described below) for any calendar quarter, then the quarterly service fee payment shall be withheld, unless such performance standard had been met for the trailing four quarters as a whole, in which case the quarterly service fee shall

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not be withheld. If any portion of the service fee is withheld pursuant to this section, it shall be released to State Auto P&C if, based on such Managed Company's performance for the entire calendar year, the Managed Company's performance meets the performance standard. The performance standard may be changed from time to time, provided that any such change shall be approved by the board of directors of such Managed Company and State Auto P&C after review and approval by the Coordinating Committee. At the commencement of this Agreement the performance standard shall be as follows:

                  Payment would be withheld if, for the calendar quarter immediately preceding the then current calendar quarter, a Managed Insurer's statutory combined ratio is equal to or greater than the statutory combined ratio for the property casualty insurance industry for the same period, as published by A. M. Best and Co., excluding the effect of losses arising out of catastrophes numbered by the Insurance Services Office and other extraordinary loss events arising out of circumstances that bear no relation to the performance by employees provided by State Auto P&C and for the calendar quarter for which the management fee is due such Managed Insurer's surplus as regards policyholders shall have decreased by more than 10% from the amount of surplus as regards policyholders as of the end of the previous calendar year.

8. PAYMENTS FOR SERVICES - All amounts due under this Agreement shall be due and payable by the respective company within fifteen days after request for payment from the party to be paid.

9. CONFLICTS OF INTEREST - The parties hereby acknowledge that, due to the common management of Mutual and the State Auto Financial Group, conflicts of interest may arise with respect to business opportunities available to such companies. In order to deal with such conflicts of interest on an equitable basis, the following guidelines shall be used to determine which company may avail itself of a business opportunity:

         (a) A business opportunity shall not be required to be presented to the Coordinating Committee, as described in 9(b) below, if: (i) such business opportunity involves the purchase or sale on the open market of marketable securities at the market price for that issue or comparable issues; (ii) such business opportunity involves the new issue of stocks or bonds in a public offering registered or exempt from registration under the Securities Act of 1933, as amended; (iii) such business opportunity does not fit within the investment criteria and guidelines, including without limitation debt to equity mix, of either Mutual or State Auto P&C, or any other party to this Agreement, established by their respective investment committees; (iv) such business opportunity involves the underwriting of policies of insurance; (v) State Auto Financial proposes to purchase securities issued by it; or (vi) in the good faith judgment of the common officers of Mutual and State Auto Financial on behalf of the State Auto Financial Group, such business opportunity does not meet the investment policies or objectives, the underwriting or claims guidelines, or is inconsistent with the cash flow or tax situation of Mutual or any member of the State Auto Financial Group.

         (b) All other business opportunities shall be presented to a Coordinating Committee consisting of two eligible directors of Mutual and two eligible directors of State Auto Financial (the "Coordinating Committee"), with the State Auto Financial committee members also representing the interests of all subsidiaries of State Auto Financial and the Mutual members also representing the interests of wholly owned subsidiaries of Mutual. In order to be eligible to serve on the Coordinating Committee, Mutual directors shall not, during the time of service on

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such committee, also be directors or officers of the companies in the State Auto
Financial Group, and State Auto Financial directors shall not, during the time of service on such committee, also be directors or officers of Mutual or any wholly owned subsidiary of Mutual. The Coordinating Committee shall review and evaluate such business opportunities using such factors as it considers relevant. Based upon such review and evaluation, such committee shall make a recommendation to each respective board of directors as to whether or not such business opportunities should be pursued and if so, by which company. If the Coordinating Committee is unable to agree upon a recommendation by at least a majority vote of all of its members, the two directors serving on such committee from either of Mutual or State Auto Financial shall report that result to the board of such company on which they serve, along with their recommendation, if any. The boards of directors of Mutual and of State Auto Financial must then act on the recommendation of the committee or the committee members after considering all other factors deemed relevant to them.

         (c) A State Auto Company shall not sell any property or security to, or purchase any property or security from, any other State Auto Company, if, in the good faith judgment of the common officers of Mutual and State Auto Financial such sale or purchase is a material transaction to any State Auto Company which is a party to the sale or purchase, unless such sale or purchase is presented to the Coordinating Committee for review and evaluation and approved by the boards of directors of Mutual and State Auto Financial in the manner provided in the preceding paragraph (b). Notwithstanding the foregoing, State Auto P&C and Mutual may sell marketable securities to one another at the market price of such securities or an approximation thereof.

10. TERMINATION - This Agreement may be terminated prior to the end of the initial term, or any renewal thereof, as follows:

         (a) By any of the Managed Companies, at its option, at any time after a "Change in Control" or "Potential Change in Control" (as defined below) of State Auto Financial.

         (b) At the end of the term then in effect by any of the parties upon advance written notice to the other parties at least two years prior to the end of the term then in effect (provided that such termination shall only relate to the Company giving notice and shall not terminate the Agreement with respect to any of the other parties unless they also give notice of termination of at least two years prior to the end of the term then in effect).

         (c) Automatically, with respect to a party, if that party files a voluntary petition in bankruptcy, applies for or consents to the appointment of a receiver, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, files a petition or answer seeking a reorganization or arrangement with creditors under any insolvency law, files an answer admitting the material allegations of a petition filed in any bankruptcy or reorganization proceeding, or if a decree of any court is entered adjudging the party to be bankrupt or approving a reorganization or arrangement under any insolvency law (which decree is not set aside within ninety days after it is entered), (provided that such termination shall only relate to the Company subject to the foregoing event or action and shall not terminate the Agreement with respect to any of the other parties unless they also give notice of termination either within thirty days of the event that causes the automatic termination for another party).

         For purposes of this section, a "Change in Control" means the happening of any of the following:

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                  (i) When any "person" as defined in Section 3 (a)(9) of the
         Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
         Section 13(d) of the Exchange Act, but excluding State Auto Financial and any subsidiary and any employee benefit plan sponsored or maintained by State Auto Financial or any subsidiary (including any trustee or such plan acting as trustee) and excluding Mutual, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act, as amended from time to time), of securities of State Auto Financial representing 20% or more of the combined voting power of the then outstanding securities;

                  (ii) When, during any period of twenty-four consecutive months during the effectiveness of this Agreement, the individuals who, at the beginning of such period, constitute the board of directors of State Auto Financial (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such twenty-four month period shall be deemed to have satisfied such twenty-four month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four month period) or by prior operation of this paragraph; or

                  (iii) The occurrence of a transaction requiring shareholder approval for the acquisition of State Auto Financial by an entity other than Mutual or a subsidiary of State Auto Financial through purchase of assets, by merger or otherwise.

         For purposes of this section, a "Potential Change in Control" means the happening of any one of the following:

                  (i) The approval by shareholders of an Agreement by State Auto Financial, the consummation of which would result in a Change in Control of State Auto Financial as defined above; or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group other than State Auto Financial or a subsidiary or any employee benefit plan sponsored or maintained by State Auto Financial or any subsidiary (including any trustee of such plan acting as such trustee) of securities of State Auto Financial representing 5% or more of the combined voting power of State Auto Financial's outstanding securities and the adoption by the board of directors of State Auto Financial of a resolution to the effect that a Potential Change in Control of State Auto Financial has occurred for purposes of this Agreement.

11. ARBITRATION - Any and all disagreements or controversies arising with respect to this Agreement, whether during or after the term of State Auto P&C's engagement under this Agreement, shall be settled by binding arbitration by a panel of three arbitrators, one selected by Mutual on behalf of any member of the Mutual Group, one selected by State Auto Financial on behalf of any member of the State Auto Financial Group, and the third to be selected by the mutual agreement of the first two arbitrators. The arbitration shall be held, and the award made, in Franklin County, Ohio, pursuant to the Ohio Arbitration Law (Ohio Revised Code Chapter 2711 or any law of similar tenor or effect that hereafter is enacted). All fees of the arbitrators shall be borne equally by the parties to the arbitration.

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12. COMPLETE AGREEMENT - This document contains the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter, including without limitation, the 94 Management Agreement and all previous amendments thereto. No changes to this Agreement shall be made or be binding on any party unless made in writing and signed by each party to this Agreement.

13. NO THIRD PARTY BENEFIT - This Agreement is intended for the exclusive benefit of the parties to this Agreement and their respective successors and assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.

14. CAPTIONS - The captions of the various sections of this Agreement are not part of the content or context of this Agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this Agreement.

15. FORCE MAJEURE - Notwithstanding any provision of this Agreement to the contrary, any party's obligations under this Agreement shall be excused if and to the extent that any delay or failure to perform such obligations is due to fire or other casualty, material shortages, strikes or labor disputes, acts of God, or other causes beyond the reasonable control of such party.

16. AMENDMENTS - This Agreement may be amended by the parties, upon authority of their officers without specific director approval, if such amendment is solely for the purpose of clarification and does not change the substance of this Agreement and the parties have obtained an opinion of legal counsel to that effect. Additionally, any present or future subsidiary or affiliate of Mutual or State Auto Financial may be added as a party to this Agreement by an amendment entered into by Mutual, State Auto Financial and the new party, after approval of the Coordinating Committee and the directors of each such Company. Except as otherwise specifically provided in this Agreement, all other amendments to this Agreement must be presented to the Coordinating Committee and be approved by the directors of each company pursuant to the procedures set forth in Section 9.

17. SUCCESSORS - No party may assign any of its rights or obligations under this Agreement without the written consent of all other parties to this Agreement, which consent may be arbitrarily withheld by any such party. Except as otherwise provided in this Agreement, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party to this Agreement.

In Witness whereof, each of the parties hereto has subscribed its name below.


Date: December 30, 1999

                                    STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

                                    By: /s/ Robert H. Moone
                                       --------------------------------------
                                        Robert H. Moone, President

                              STATE AUTO FINANCIAL CORPORATION

                              By: /s/ Robert H. Moone
                                 ----------------------------------------
                                  Robert H. Moone, President


                              STATE AUTO PROPERTY AND CASUALTY INSURANCE
                              COMPANY

                              By: /s/ Robert H. Moone
                                 ----------------------------------------
                                  Robert H. Moone, President


                              STATE AUTO NATIONAL INSURANCE COMPANY

                              By: /s/ Robert H. Moone
                                 ----------------------------------------
                                  Robert H. Moone, President


                              STATE AUTO INSURANCE COMPANY

                              By: /s/ Robert H. Moone
                                 ----------------------------------------
                                  Robert H. Moone, President


                              STATECO FINANCIAL SERVICES, INC.

                              By: /s/ Robert H. Moone
                                 ----------------------------------------
                                  Robert H. Moone, President


                              MILBANK INSURANCE COMPANY

                              By: /s/ Robert H. Moone
                                 ----------------------------------------
                                  Robert H. Moone, President


                              STRATEGIC INSURANCE SOFTWARE, INC.

                              By: /s/ Robert H. Moone
                                 ----------------------------------------
                                  Robert H. Moone, Vice Chairman


                              518 PROPERTY AND MANAGEMENT LEASING, LLC

                              By: /s/ Robert H. Moone
                                 ----------------------------------------
                                  Robert H. Moone, President